Exhibit 23

KPMG LLP
Suite 1100, Independent Square	Telephone	904 354 5671
One Independent Drive	Fax	904 350 1260
Jacksonville, FL 32201-0190	Internet	www.us.kpmg.com
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Florida East Coast Industries, Inc.:
We consent to the incorporation by reference in the registration statement on Form S-8 of Florida East Coast Industries, Inc. of our reports dated June 27, 2007, with respect to the statements of net assets available for benefits of Florida East Coast Industries, Inc. Salary Deferral Plan as of December 31, 2006 and 2005, and the related statements of changes in net assets available for benefits for the years then ended, and all related financial statement schedules, which appear in Form 11-K of Florida East Coast Industries, Inc. Salary Deferral Plan.
/s/ KPMG LLP
Jacksonville, Florida
June 27, 2007
Certified Public Accountants
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.